    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1999

                                                      REGISTRATION NO. 333-83407
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                            GROUP 1 AUTOMOTIVE, INC.
                (Name of registrant as specified in its charter)

                       DELAWARE                                              76-0506313
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

  SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION RELATING TO THE SUBSIDIARIES OF GROUP 1 AUTOMOTIVE, INC. THAT MAY GUARANTEE
           PAYMENTS OWED ON THE DEBT SECURITIES REGISTERED HEREUNDER.


                  950 ECHO LANE, SUITE 350                                     B.B. HOLLINGSWORTH, JR.
                    HOUSTON, TEXAS 77024                           CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       (713) 647-5700                                               (713) 647-5700
    (Address, including zip code, and telephone number,           (Name, address, including zip code, and telephone
  including area code, of registrant's principal executive        number, including area code, of agent for service)
                          offices)


                                    Copy to:

                                 JOHN S. WATSON
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                          ---------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $250,000,000 OF SECURITIES REGISTERED ON FORM S-3, REGISTRATION NO. 333-69693, WHICH WAS DECLARED EFFECTIVE ON JANUARY 29, 1999 (THE "PREVIOUSLY REGISTERED SECURITIES"). THIS REGISTRATION STATEMENT CONSTITUTES POST EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-69693 PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES MAY BE OFFERED AND SOLD AS SECURITIES THROUGH THE USE OF THE COMBINED PROSPECTUS INCLUDED HEREIN. IN THE EVENT ANY PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN ANY PROSPECTUS HEREUNDER.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Group 1 Automotive, Inc. are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:


                 SUBSIDIARY                        STATE OF ORGANIZATION       IRS EMPLOYER ID NO.
                 ----------                        ---------------------       -------------------
Southwest Toyota, Inc.                         Texas                           76-0173063
SMC Luxury Cars, Inc.                          Texas                           76-0270456
McCall Automotive Group, Inc.                  Delaware                        76-0603176
Courtesy Nissan, Inc.                          Texas                           75-1905979
Group 1 Ford, Inc.                             Texas                           74-2861544
McKinney Dodge, Inc.                           Texas                           75-2763925
Mike Smith Automotive-H, Inc.                  Texas                           76-0603178
Mike Smith Automotive-N, Inc.                  Texas                           76-0566784
Mike Smith Autoplaza, Inc.                     Texas                           76-0202396
Mike Smith Autoplex, Inc.                      Texas                           76-0561393
Mike Smith Autoplex Buick, Inc.                Texas                           76-0566787
Mike Smith Autoplex Dodge, Inc.                Texas                           76-0566783
Mike Smith Autoplex-German Imports, Inc.       Texas                           76-0566786
Mike Smith Autoplex-V, Inc.                    Texas                           76-0566788
Mike Smith GM, Inc.                            Delaware                        76-0603181
Round Rock Nissan, Inc.                        Texas                           76-0513858
Smith, Liu & Corbin, Inc.                      Texas                           76-0173063
Smith, Liu & Kutz, Inc.                        Texas                           76-0140051
Town North Imports, Inc.                       Texas                           74-2551405
Town North Nissan, Inc.                        Texas                           74-2360462
Town North Suzuki, Inc.                        Texas                           74-2443143
Bob Howard Automotive-A, Inc.                  Oklahoma                        Applied For
Bob Howard Automotive-H, Inc.                  Oklahoma                        73-1443717
Bob Howard Chevrolet, Inc.                     Oklahoma                        73-1329605
Bob Howard Dodge, Inc.                         Oklahoma                        73-1494123
Bob Howard Motors, Inc.                        Oklahoma                        73-1370828
Bob Howard Nissan, Inc.                        Oklahoma                        73-1524179
Howard Automotive Group, Inc.                  Oklahoma                        73-1540344
Howard Pontiac-GMC, Inc.                       Oklahoma                        73-1022200
Foyt Motors, Inc.                              Texas                           76-0237540
Kingwood Motors-H, Inc.                        Texas                           76-0603183
Koons Ford, Inc.                               Florida                         59-1914202
Courtesy Ford, Inc.                            Florida                         76-0558145
Perimeter Ford, Inc.                           Delaware                        76-0558147
Flamingo Ford, Inc.                            Florida                         59-3501408
World Automotive Group, Inc.                   Florida                         65-0817420
Prestige Chrysler Plymouth Northwest, Ltd.     Texas (limited partnership)     74-2679593
MMK Interests, Inc.                            Texas                           74-2679591
Prestige Chrysler Plymouth South, Ltd.         Texas (limited partnership)     74-2690980
Maxwell Chrysler Plymouth Dodge Jeep Eagle,
  Ltd.                                         Texas (limited partnership)     74-2690982
Highland Autoplex, Inc.                        Texas                           74-2873513
Group 1 LP Interests-DC, Inc.                  Delaware                        51-0379880
Maxwell Ford, Ltd.                             Texas (limited partnership)     74-2884783
Group 1 LP Interests-F, Inc.                   Delaware                        51-0382407
Casa Chevrolet Inc.                            New Mexico                      85-0450426
Casa Chrysler Plymouth Jeep Inc.               New Mexico                      85-0450428
Johns Automotive Group, Inc.                   New Mexico                      76-0603184
Luby Chevrolet Co.                             Delaware                        84-0459450
Lubbock Motors-F, Ltd.                         Texas (limited partnership)     75-2804514
Lubbock Motors-T, Ltd.                         Texas (limited partnership)     75-2804659
Lubbock Motors-M, Inc.                         Delaware                        52-2147206
Rockwall Automotive-F, Ltd.                    Texas (limited partnership)     75-2804507
Amarillo Motors-C, Ltd.                        Texas (limited partnership)     75-2804523

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3


                 SUBSIDIARY                        STATE OF ORGANIZATION       IRS EMPLOYER ID NO.
                 ----------                        ---------------------       -------------------
Amarillo Motors-J, Ltd.                        Texas (limited partnership)     75-2804517
Amarillo Motors-F, Ltd.                        Texas (limited partnership)     75-2804528
Lubbock Motors, Inc.                           Texas                           75-2822208
Kutz Auto Group, Inc.                          Texas                           75-2824259
Chaperral Dodge, Ltd.                          Texas (limited partnership)     Applied For
Colonial Chrysler-Plymouth, Ltd.               Texas (limited partnership)     Applied For
Group 1 LP Interests-T, Inc.                   Delaware                        51-0390230
Group 1 LP Interests-GM, Inc.                  Delaware                        51-0390228
Delaware Acquisition-CC, L.L.C.                Delaware                        Applied For
Delaware Acquisition-GM, L.L.C.                Delaware                        Applied For
Delaware Acquisition-T, L.L.C.                 Delaware                        Applied For
Delaware Acquisition-F, L.L.C.                 Delaware                        Applied For
Bob Howard Automotive-East, Inc.               Oklahoma                        73-1511394
Jim Tidwell Ford, Inc.                         Delaware                        58-2436391
Mike Smith Motors, Inc.                        Texas                           76-0586392
Mike Smith Imports, Inc.                       Texas                           76-0586800
Sunshine Buick Pontiac GMC Truck, Inc.         New Mexico                      85-0457224
Group 1 Realty, Inc.                           Delaware                        Applied For
Bob Howard Automotive-J, Inc.                  Oklahoma                        73-1561045
Bob Howard German Imports, Inc.                Oklahoma                        73-1561047
Bob Howard Automotive-V, Inc.                  Oklahoma                        73-1561046
Group 1 Holdings, Inc.                         Delaware                        51-0390227
Group 1 LP Interests-N, Inc.                   Delaware                        51-0390229

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS


Group 1 Automotive, Inc.
950 Echo Lane, Suite 350
Houston, Texas 77024

(713) 647-5700


                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK

                             ---------------------


    We may offer and sell the securities listed above with an aggregate offering price up to $86 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus, including whether the debt securities are guaranteed by all of our subsidiaries.


     YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


This prospectus is dated October 8, 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
Cautionary Statement About Forward-Looking Statements.......    3
Disclaimer..................................................    4
The Company.................................................    4
Use of Proceeds.............................................    4
Ratios of Earnings to Fixed Charges and Earnings to Fixed
  Charges plus Dividends....................................    4
Description of Debt Securities..............................    5
Description of Capital Stock................................   10
Depositary Shares...........................................   14
Plan of Distribution........................................   16
Legal Matters...............................................   17
Experts.....................................................   17


                             ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $86 million in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "GPI." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities or we terminate this offering:

     - Our Annual Report on Form 10-K for the year ended December 31, 1998;

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;


     - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     - Our Current Reports on Form 8-K, filed January 25, 1999, January 26, 1999, February 5, 1999, February 24, 1999, March 5, 1999, April 6, 1999,
       April 28, 1999, May 25, 1999, July 27, 1999 and August 23, 1999; and


     - The description of the common stock contained in our Form 8-A dated October 7, 1997.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

     Scott L. Thompson
     Senior Vice President -- Chief Financial Officer & Treasurer
     Group 1 Automotive, Inc.
     950 Echo Lane, Suite 350
     Houston, Texas 77024
     (713) 647-5700


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

     - future acquisitions;

     - expected future cost savings;

     - future capital expenditures;

     - trends affecting our future financial condition or results of operations; and

     - our business strategy regarding future operations.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may differ materially from anticipated results for a number of reasons, including:

     - industry conditions;

     - future demand for new and used vehicles;

     - restrictions imposed on us by automobile manufacturers;

     - the ability to obtain the consents of automobile manufacturers to our acquisitions;

     - the availability of capital resources; and

     - the willingness of acquisition candidates to accept our common stock as currency.

     The information contained in our annual report for the year ended December 31, 1998 on Form 10-K identifies additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                   DISCLAIMER

     None of our automobile manufacturers has been involved, directly or indirectly, in the preparation of this prospectus or in any offering made hereby. No manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the offering, and no manufacturer has any responsibility for the accuracy or completeness of this prospectus.

                                  THE COMPANY


     We are a leading operator and consolidator in the highly fragmented automotive retailing industry. We currently operate 79 automobile dealership franchises representing 25 different brands of automobiles and 15 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Georgia and Colorado. Through our dealerships, we sell new and used cars and light trucks, provide maintenance and repair services, sell replacement parts and arrange related financing, vehicle service and insurance contracts.


     We were incorporated in Delaware in December 1995. We began operating automobile dealerships in November 1997 when we acquired our four "founding groups" in four separate simultaneous transactions. Our founding groups owned 30 dealership franchises.


     Our corporate headquarters is located in Houston, Texas at 950 Echo Lane, Suite 350, Houston, Texas 77024 (telephone: (713) 647-5700).


                                USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the acquisition of additional automobile dealerships, additions to our working capital, and capital expenditures.


                    RATIOS OF EARNINGS TO FIXED CHARGES AND

                    EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated. Since we did not commence dealership operations until November 1997, only the financial information for periods after October 1997 reflects our combined dealership operations. The financial information for periods prior to November 1997 are the results of the Howard Group, one of the founding groups.


                                                                                     SIX MONTHS
                                                                                       ENDED
                                                     YEAR ENDED DECEMBER 31,          JUNE 30,
                                                 --------------------------------   ------------
                                                 1994   1995   1996   1997   1998       1999
                                                 ----   ----   ----   ----   ----   ------------
Ratio of earnings to fixed charges.............  1.86   1.98   2.32   2.16   2.60       2.49
Ratio of earnings to fixed charges plus
  dividends....................................  1.86   1.98   2.32   2.16   2.60       2.49


     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends: (1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and (2) fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property. There were no dividends paid or accrued during the periods presented above.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures among us, our subsidiaries, if our subsidiaries are guarantors of the Debt Securities, and a U.S. banking institution (a "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the prospectus supplement.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of each Indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference in this prospectus or the prospectus supplement, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

     If specified in the prospectus supplement, our subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the Debt Securities as described under "Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following additional terms:

     - the title of the Debt Securities;

     - whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

     - whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

     - the total principal amount of the Debt Securities;

     - the dates on which the principal of the Debt Securities will be payable;

     - the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

     - the places where payments on the Debt Securities will be payable;

     - any terms upon which the Debt Securities may be redeemed at our option;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

     - the portion of the principal amount, if less than all, of the Debt Securities which will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

     - if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

     - whether the Debt Securities are defeasible;

     - any addition to or change in the Events of Default;

     - any addition to or change in the covenants in the applicable Indenture;
       and

     - any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

     Debt Securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     - the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

     - the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     - the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

     The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities arising from any such failure to make payment.

CONVERSION RIGHTS

     The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

SUBSIDIARY GUARANTEES

     If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

     Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the performance and punctual payment when due, of all our obligations under the Indentures and the Debt Securities of a series (the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

     In the case of Subordinated Debt Securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

     Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Subsidiary Guarantee will be a continuing guarantee and will:

     - remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable Debt Securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph,

     - be binding upon each Subsidiary Guarantor and

     - inure to the benefit of and be enforceable by the applicable Trustee, the holders and their successors, transferees and assigns.

     In the event that a Subsidiary Guarantor ceases to be a Restricted Subsidiary, whether as a result of a disposition of all of the assets or all of the capital stock of such Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any holder and no other person acquiring or owning the assets or capital stock of such Subsidiary Guarantor (if not otherwise a Restricted Subsidiary) will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Restricted Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)

GLOBAL SECURITIES

     The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

     No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

     - the depositary is unwilling or unable to continue as depositary;

     - an Event of Default has occurred and is continuing; or

     - as otherwise provided in a prospectus supplement.

     Unless otherwise stated in any prospectus supplement, the Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through, records maintained by DTC and its participants.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

     - the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

     - immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     - any other conditions specified in the applicable prospectus supplement are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

     - failure to pay principal or premium on any Debt Security of that series when due;

     - failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

     - failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

     - failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

     - failure to perform any of our other covenants in Indenture for 60 days after being given written notice;

     - default under the terms of any instrument evidencing or securing any of our Debt or any Restricted Subsidiary having an outstanding principal amount of $10 million individually or in the aggregate which default results in the acceleration of the payment of all or any portion of such Debt (which acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) or constitutes the failure to pay all or any portion of the principal amount of such Debt when due;

     - the rendering of a final judgment or judgments against us or any Restricted Subsidiary in an amount in excess of $10 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

     - certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that together would constitute a Significant Restricted Subsidiary; and

     - in the case of Debt Securities guaranteed by any Subsidiary Guarantor, the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture). (Section 501)

     If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration. (Section 502)

     Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture unless:

     - holder previously gave written notice to the Trustee of an Event of Default;

     - the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

     - the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

     However, such limitations do not apply to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

MODIFICATION AND WAIVER

     Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 1004)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures, relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)

     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1502 and
1504)

     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any), we may omit to comply with specified restrictive covenants as described in an applicable prospectus supplement and the occurrence of specified Events of Default as described in an applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1503 and 1504)

NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

TITLE

     We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK


     As of September 30, 1999, our authorized capital stock was 51,000,000 shares. Those shares consisted of: (a) 1,000,000 shares of preferred stock, none of which were outstanding; and (b) 50,000,000 shares of common stock, of which 21,249,844 shares were outstanding.


COMMON STOCK

     Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of the common stock may vote one vote for each share held on all matters voted upon by our stockholders, including the election of our directors. Holders of common stock may not cumulate their votes in elections of directors.

     Subject to the rights of any then outstanding shares of preferred stock, the holders of common stock may receive such dividends as our board of directors may declare in its discretion out of legally available

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

funds. Holders of common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

PREFERRED STOCK

     The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

     - the series, the number of shares offered and the liquidation value of the preferred stock,

     - the price at which the preferred stock will be issued,

     - the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock,

     - the liquidation preference of the preferred stock,

     - the voting rights of the preferred stock,

     - whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

     - whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion, and

     - any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

     We may issue preferred stock from time to time in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and establish the voting powers, designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our stockholders.

     Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

ANTI-TAKEOVER PROVISIONS

     Provisions of our certificate of incorporation and bylaws and our stockholders' rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

     Classified Board of Directors and Limitations on Removal of Directors. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, and the terms of the three classes are staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause and upon the vote of holders of at least 80% of the voting power of the outstanding shares of common stock. In general, our board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

     No Written Consent by Stockholders. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of our stockholders. Special meetings of our stockholders may be called only by our board of directors.

     Business Combinations under Delaware Law. We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder, a person who owns 15% or more of our outstanding voting stock, from engaging in business combinations with us for three years following the date that the person becomes an interested stockholder. These restrictions do not apply if:

     - before the person becomes an interested stockholder, our board of directors approves the transaction in which the interested stockholder becomes an interested stockholder or the business combination;

     - upon completion of the transaction that results in the person becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced; or

     - following the transaction in which the person becomes an interested stockholder, the business combination is approved by our board of directors and, at a meeting of our stockholders, by the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

     The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

     Stockholders' Rights Plan. Our board of directors has adopted a stockholders' rights plan. Under the rights plan, each right entitles the registered holder under the circumstances described below to purchase from us one one-thousandth of a share of our junior participating preferred stock at a price of $65 per one one-thousandth of a share, subject to adjustment. The following is a summary of certain terms of the rights plan. The rights plan is filed as an exhibit to the registration statement of which this prospectus is a part and this summary is qualified by reference to the specific terms of the rights plan.

     Until the date of distribution of the rights to stockholders, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and be distributed to our stockholders upon the earlier of:

     - 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding voting shares, or

     - 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the person or group beneficially owning 20% or more of our outstanding voting shares.

     Until the date of distribution of the rights or the earlier of redemption or expiration of the rights, the rights are evidenced by the certificates representing the common stock. As soon as practicable following the date of distribution of the rights, separate certificates evidencing the rights will be mailed to holders of

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

record of the common stock as of the close of business on the Distribution Date and such separate certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the date they are distributed. The rights will expire on November 4, 2007, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

     If a person or group acquires 20% or more of our voting shares, each right then outstanding (other than rights beneficially owned by the person or group who acquires 20% of our voting shares) becomes a right to buy that number of shares of common stock (or under certain circumstances, the equivalent number of one one-thousandths of a participating preferred stock) that at the time of such acquisition has a market value of two times the purchase price of the right.

     If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will have the right to receive, upon the exercise of the right at the then current purchase price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction has a market value of two times the purchase price of the right.

     The dividend and liquidation rights, and the non-redemption feature, of the participating preferred stock are designed so that the value of one one-thousandth of a share of participating preferred stock purchasable upon exercise of each right will approximate the value of one share of common stock. The participating preferred stock issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (1) $1.00 in cash, or (2) in the aggregate, 1,000 times the dividend declared on the common stock. In the event of liquidation, the holders of the shares may receive a preferential liquidation payment equal to the greater of (a) $1,000 per share, or (b) in the aggregate, 1,000 times the payment made on the shares of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole share of participating preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. Each whole share of participating preferred stock will be entitled to 1,000 votes on all matters submitted to a vote of our stockholders and the shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our stockholders.

     The number of outstanding rights and the number of one one-thousandths of a share of participating preferred stock or other securities or property issuable upon exercise of the rights, and the purchase price payable, may be adjusted from time to time to prevent dilution.

     At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting shares and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting shares our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable rights (other than rights owned by such person or group which would become null and void) at an exchange ratio of one share of common stock (or one one-thousandth of a share of participating preferred stock) for each two shares of common stock for which each right is then exercisable, subject to adjustment.

     At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of our outstanding voting shares, our board of directors may redeem all but not less than all the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made on the terms established by our board of directors. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

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

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

     Our certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer's or director's fiduciary duty in such capacity, except for liability

     - for any breach of the officer's or director's duty of loyalty to us or our stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation law, or

     - for any transaction from which the officer or director derived an improper personal benefit.

     The inclusion of this provision in our certificate of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders.

     Both our certificate of incorporation and bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar of the common stock, as well as the rights agent under our rights plan, is ChaseMellon Shareholder Services, L.L.C.

                               DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary. The depositary will be a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts are filed as exhibits to the registration statement and you should read such documents for provisions that may be important to you.
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

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the depositary nor us will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.


                              PLAN OF DISTRIBUTION



     We may sell offered securities pursuant to this prospectus (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers, including existing stockholders in a rights offering.


BY UNDERWRITERS

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     We may also sell the offered securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our securities. In a standby agreement, the underwriter or underwriters would agree either:

     - to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of securities of ours at an agreed price per share of common stock; or

     - to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the common stock or any other security of ours then outstanding.

     The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for common stock or other security of ours. The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

     If dealers are used in the sale of offered securities with respect to which this prospectus is delivered, we will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement thereto.

BY AGENTS

     Offered securities may also be sold through agents. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

DIRECT SALES; RIGHTS OFFERINGS

     Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our securityholders.


GENERAL INFORMATION


     Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.


     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.


     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     Arthur Andersen LLP, independent public accountants, audited the financial statements included in our annual report on Form 10-K for the year ended December 31, 1998 incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving the report.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by Group 1 except as otherwise indicated.

Registration fee............................................  $ 29,202
Fees and expenses of accountants............................   200,000
Fees and expenses of legal counsel..........................   100,000
Fees and expenses of Trustee and counsel....................    25,000
Printing and engraving expenses.............................   100,000
Miscellaneous...............................................    20,798
                                                              --------
          Total.............................................  $475,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Sixth, Part II, Section I of Group 1's Certificate of Incorporation, a copy of which is filed as Exhibit 3.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers Group 1 to purchase and maintain insurance on behalf of any person who is or was an officer or director of Group 1 against liability asserted against or incurred by him in any such capacity, whether or not Group 1 would have the power to indemnify such officer or director against such liability under the provisions of Section 145. Group 1 intends to purchase and maintain a directors' and officers' liability policy for such purposes.

     The form of Underwriting Agreements filed as Exhibits 1.1, 1.2 and 1.3 to this Registration Statement and the Lock-Up Agreements a form of which has been filed as Exhibit 99.1 to this Registration Statement contain certain provisions for indemnification of directors and officers of Group 1 and the Underwriters against civil liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Group 1 under the Securities Act or the Exchange Act as indicated in parenthesis:


  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     *1.1    -- Form of Underwriting Agreement (Debt Securities).
     *1.2    -- Form of Underwriting Agreement (Preferred Stock).
     *1.3    -- Form of Underwriting Agreement (Common Stock).
      4.1    -- Restated Certificate of Incorporation of Group 1
                (incorporated by reference to Exhibit 3.1 to Group 1's
                Registration Statement on Form S-1 (Registration No.
                333-29893)).
      4.2    -- Bylaws of Group 1 (incorporated by reference to Exhibit
                3.3 to Group 1's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.3    -- Certificate of Designation of Series A Junior
                Participating Preferred Stock (incorporated by reference
                to Exhibit 3.2 of Group 1's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
      4.4    -- Form of Senior Indenture (incorporated by reference to
                Exhibit 4.4 to Group 1's Registration Statement on Form
                S-3 (Registration No. 333-69693)).
      4.5    -- Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to Group 1's Registration Statement on
                Form S-3 (Registration No. 333-69693)).
      4.6    -- Form of Senior Debt Securities (included in Exhibit 4.4).
      4.7    -- Form of Subordinated Debt Securities (included in Exhibit
                4.5).
      4.8    -- Rights Agreement between Group 1 and ChaseMellon
                Shareholders Services, L.L.C., as rights agent dated
                October 3, 1997 (incorporated by reference to Exhibit
                10.10 of Group 1's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.9    -- Third Amended and Restated Revolving Credit Agreement
                among Group 1, its Subsidiary Borrowers and the banks
                listed therein dated May 12, 1999 (incorporated by
                reference to Exhibit 10.1 of Group 1's Current Report on
                Form 8-K filed May 25, 1999).
     *4.10   -- Form of Depositary Agreement.
     *4.11   -- Form of Depositary Receipt.
    **5.1    -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
  ***12.1    -- Computation of Ratio of Earnings to Fixed Charges.
  ***23.1    -- Consent of Arthur Andersen LLP.
   **23.2    -- Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).
     24.1    -- Powers of attorney (included in the signature page of
                this Registration Statement).
 ****25.1    -- Form T-1 Statement of Eligibility of Trustee under the
                Senior Indenture.
 ****25.2    -- Form T-1 Statement of Eligibility of Trustee under the
                Subordinated Indenture.


---------------
   * To be filed as an exhibit to a Current Report on Form 8-K.
  ** Previously filed.
 *** Filed herewith.
**** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

ITEM 17.  UNDERTAKINGS

     (a) The registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Group 1 pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Group 1's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Group 1 Automotive, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          GROUP 1 AUTOMOTIVE, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                   SENIOR VICE PRESIDENT,
                                                CHIEF FINANCIAL OFFICER AND
                                                          TREASURER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                Chairman, President and Chief Executive
-----------------------------------------------------      Officer and Director (Principal Executive
               B.B. HOLLINGSWORTH, JR.                     Officer)

                /s/ SCOTT L. THOMPSON                      Senior Vice President, Chief Financial
-----------------------------------------------------      Officer and Treasurer (Chief Financial and
                  SCOTT L. THOMPSON                        Accounting Officer)

                          *                                Director
-----------------------------------------------------
                 ROBERT E. HOWARD II

                          *                                Director
-----------------------------------------------------
               STERLING B. MCCALL, JR.

                          *                                Director
-----------------------------------------------------
                  CHARLES M. SMITH

                          *                                Director
-----------------------------------------------------
                   JOHN H. DUNCAN

                          *                                Director
-----------------------------------------------------
                 BENNETT E. BIDWELL

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          SOUTHWEST TOYOTA, INC.
                                          SMC LUXURY CARS, INC.
                                          MCCALL AUTOMOTIVE GROUP, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
               STERLING B. MCCALL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          COURTESY NISSAN, INC.
                                          GROUP 1 FORD, INC.
                                          SMITH AUTOMOTIVE GROUP, INC.
                                          MIKE SMITH AUTOMOTIVE-H, INC.
                                          MIKE SMITH AUTOMOTIVE-N, INC.
                                          MIKE SMITH AUTOPLAZA, INC.
                                          MIKE SMITH AUTOPLEX, INC.
                                          MIKE SMITH AUTOPLEX BUICK, INC.
                                          MIKE SMITH AUTOPLEX DODGE, INC.
                                          MIKE SMITH AUTOPLEX-GERMAN IMPORTS,
                                          INC.
                                          MIKE SMITH AUTOPLEX-V, INC.

                                          MIKE SMITH GM, INC.

                                          ROUND ROCK NISSAN, INC.
                                          SMITH, LIU & CORBIN, INC.
                                          SMITH, LIU & KUTZ, INC.
                                          TOWN NORTH IMPORTS, INC.
                                          TOWN NORTH NISSAN, INC.
                                          TOWN NORTH SUZUKI, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  CHARLES M. SMITH

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          BOB HOWARD AUTOMOTIVE-A, INC.
                                          BOB HOWARD AUTOMOTIVE-H, INC.
                                          BOB HOWARD CHEVROLET, INC.
                                          BOB HOWARD DODGE, INC.
                                          BOB HOWARD MOTORS, INC.
                                          BOB HOWARD NISSAN, INC.
                                          HOWARD AUTOMOTIVE GROUP, INC.
                                          HOWARD PONTIAC-GMC, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                 SCOTT L . THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          FOYT MOTORS, INC.
                                          KINGWOOD MOTORS-H, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON

                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President (Principal Executive
-----------------------------------------------------       Officer)
                    KEVIN WHALEN

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          KOONS FORD, INC.
                                          COURTESY FORD, INC.
                                          PERIMETER FORD, INC.
                                          FLAMINGO FORD, INC.
                                          WORLD AUTOMOTIVE GROUP, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  JAMES S. CARROLL

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          MMK INTERESTS, INC.
                                          HIGHLAND AUTOPLEX, INC.

                                          BY:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Director (Principal Executive
-----------------------------------------------------       Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.



                                          GROUP 1 LP INTERESTS-DC, INC.


                                          GROUP 1 LP INTERESTS-F, INC.



                                          BY:        /s/ JANET GILES

                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JANET GILES                          President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                     JANET GILES

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          CASA CHRYSLER PLYMOUTH JEEP INC.
                                          JOHNS AUTOMOTIVE GROUP, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                  KENNETH E. JOHNS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, McKinney Dodge, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Casa Chevrolet Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          CASA CHEVROLET INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                  CYNTHIA C. JOHNS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

              By: /s/ SCOTT L. THOMPSON
  -------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Luby Chevrolet Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          LUBY CHEVROLET CO.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
                 RICHARD FLEISCHMAN

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

              By: /s/ SCOTT L. THOMPSON
  -------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Prestige Chrysler Plymouth Northwest, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          PRESTIGE CHRYSLER PLYMOUTH
                                            NORTHWEST, LTD.

                                          By: MMK Interests, Inc.
                                                General Partner

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President and Director
-----------------------------------------------------      (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

              By: /s/ SCOTT L. THOMPSON
  -------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Prestige Chrysler Plymouth South, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          PRESTIGE CHRYSLER PLYMOUTH SOUTH, LTD.

                                          By: MMK Interests, Inc.
                                                General Partner

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President (Principal Executive
-----------------------------------------------------      Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Maxwell Chrysler Plymouth Jeep Eagle, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          MAXWELL CHRYSLER
                                            PLYMOUTH DODGE
                                            JEEP EAGLE, LTD.

                                          By: MMK Interests, Inc.
                                                General Partner

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                Chairman and President and Director
-----------------------------------------------------      (Principal Executive Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Maxwell Ford, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          MAXWELL FORD, LTD.

                                          By: MMK Interests, Inc.
                                                General Partner

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
              THOMAS NYLE MAXWELL, JR.

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Sunshine Buick Pontiac GMC Truck, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          SUNSHINE BUICK PONTIAC GMC TRUCK, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                President and Director (Principal Executive
-----------------------------------------------------      Officer)
                  KENNETH E. JOHNS

                /s/ SCOTT L. THOMPSON                      Vice President and Director (Chief Financial
-----------------------------------------------------      and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Lubbock Motors, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          LUBBOCK MOTORS, INC.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (Principal Executive Officer)
-----------------------------------------------------
                   GREGORY WESSELS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Secretary and Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of Lubbock Motors-F, Ltd., Lubbock Motors-T, Ltd., Rockwall Automotive-F, Ltd., Amarillo Motors-C, Ltd., Amarillo Motors-J, Ltd., and Amarillo Motors-F, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          LUBBOCK MOTORS-F, LTD.
                                          LUBBOCK MOTORS-T, LTD.
                                          ROCKWALL AUTOMOTIVE-F, LTD.
                                          AMARILLO MOTORS-C, LTD.
                                          AMARILLO MOTORS-J, LTD.
                                          AMARILLO MOTORS-F, LTD.

                                          By: Lubbock Motors, Inc.


                                          By:     /s/ SCOTT L. THOMPSON

                                            ------------------------------------

                                                     SCOTT L. THOMPSON


                                                       VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (Principal Executive Officer)
-----------------------------------------------------
                   GREGORY WESSELS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Secretary and Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of Chaperral Dodge, Ltd. and Colonial Chrysler-Plymouth, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          CHAPERRAL DODGE, LTD.
                                          COLONIAL CHRYSLER-PLYMOUTH, LTD.

                                          By: Kutz Auto Group, Inc.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                    SCOTT L. THOMPSON

                                                 ASSISTANT VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Director (Principal Executive
-----------------------------------------------------       Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                       Assistant Vice President and Director (Chief
-----------------------------------------------------       Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Kutz Auto Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          KUTZ AUTO GROUP, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON

                                                  ASSISTANT VICE PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                 President and Director (Principal Executive
-----------------------------------------------------       Officer)
                   RONALD J. KUTZ

                /s/ SCOTT L. THOMPSON                       Assistant Vice President and Director (Chief
-----------------------------------------------------       Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          MIKE SMITH MOTORS, INC.
                                          MIKE SMITH IMPORTS, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----
                          *                                 Chairman and Director (Principal Executive
-----------------------------------------------------       Officer)
                  CHARLES M. SMITH

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.



                                          GROUP 1 LP INTERESTS-T, INC.


                                          GROUP 1 LP INTERESTS-GM, INC.



                                          By:        /s/ JANET GILES

                                            ------------------------------------

                                                        JANET GILES


                                                         PRESIDENT



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JANET GILES                          President and Secretary (Principal
-----------------------------------------------------       Executive, Chief Financial and Accounting
                     JANET GILES                            Officer)

                          *                                 Vice President and Director
-----------------------------------------------------
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Bob Howard Automotive-East, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          BOB HOWARD AUTOMOTIVE-EAST, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 Chairman and President and Director
-----------------------------------------------------       (Principal Executive Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President (Chief Financial and
-----------------------------------------------------       Accounting Officer)
                  SCOTT L. THOMPSON

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Jim Tidwell Ford, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.



                                          JIM TIDWELL FORD, INC.


                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (Principal Executive Officer)
-----------------------------------------------------
                   JOHN T. TURNER

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-CC, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          DELAWARE ACQUISITION-CC, L.L.C.


                                          By: Group 1 LP Interests-DC, Inc.,
                                          Sole Member


                                          By:        /s/ JANET GILES
                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                   /s/ JANET GILES                          President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                     JANET GILES

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-F, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          DELAWARE ACQUISITION-F, L.L.C.


                                          By: Group 1 LP Interests-F, Inc., Sole
                                          Member


                                          By:        /s/ JANET GILES
                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JANET GILES                          President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                     JANET GILES

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-T, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          DELAWARE ACQUISITION-T, L.L.C.


                                          By: Group 1 LP Interests-T, Inc., Sole
                                          Member


                                          By:        /s/ JANET GILES
                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----
                   /s/ JANET GILES                          President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                     JANET GILES

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Delaware Acquisition-GM, L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          DELAWARE ACQUISITION-GM, L.L.C.


                                          By: Group 1 LP Interests-GM, Inc.,
                                          Sole Member


                                          By:        /s/ JANET GILES
                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JANET GILES                          President and Secretary (Principal Executive
-----------------------------------------------------       Officer)
                     JANET GILES

                          *                                 Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                   KARI L. JOHNSON

                          *                                 Director
-----------------------------------------------------
                    SUSAN JOHNSON

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Group 1 Realty, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          GROUP 1 REALTY, INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                         PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                /s/ SCOTT L. THOMPSON                       President and Director (Principal Executive,
-----------------------------------------------------       Chief Financial and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.



                                          LUBBOCK MOTORS-M, INC.


                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President (Principal Executive Officer)
-----------------------------------------------------
                    GREG WESSELS

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          BOB HOWARD AUTOMOTIVE-J, INC.
                                          BOB HOWARD AUTOMOTIVE-V, INC.
                                          BOB HOWARD AUTOMOTIVE-GERMAN IMPORTS,
                                          INC.

                                          By:     /s/ SCOTT L. THOMPSON
                                            ------------------------------------
                                                     SCOTT L. THOMPSON
                                                       VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

                          *                                 President and Director (Principal Executive
-----------------------------------------------------       Officer)
                 ROBERT E. HOWARD II

                /s/ SCOTT L. THOMPSON                       Vice President and Director (Chief Financial
-----------------------------------------------------       and Accounting Officer)
                  SCOTT L. THOMPSON

                          *                                 Secretary and Treasurer and Director
-----------------------------------------------------
                   FRANK R. TODARO

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 6, 1999.


                                          GROUP 1 HOLDINGS, INC.

                                          GROUP 1 LP INTERESTS-N, INC.


                                          By:        /s/ JANET GILES
                                            ------------------------------------
                                                        JANET GILES
                                                  PRESIDENT AND SECRETARY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of October, 1999.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

                   /s/ JANET GILES                          President and Secretary
-----------------------------------------------------       (Principal Executive Officer)
                     JANET GILES

                          *                                 Director
-----------------------------------------------------
                  JAMES S. CARROLL

                          *                                 Director
-----------------------------------------------------
                   KARI L. JOHNSON

             *By: /s/ SCOTT L. THOMPSON
  ------------------------------------------------
                  SCOTT L. THOMPSON
                 AS ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


  EXHIBIT
    NO.                              DESCRIPTION
  -------                            -----------
     *1.1    -- Form of Underwriting Agreement (Debt Securities).
     *1.2    -- Form of Underwriting Agreement (Preferred Stock).
     *1.3    -- Form of Underwriting Agreement (Common Stock).
      4.1    -- Restated Certificate of Incorporation of the Company
                (incorporated by reference to Exhibit 3.1 to the
                Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.2    -- Bylaws of the Company (incorporated by reference to
                Exhibit 3.3 to the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
      4.3    -- Certificate of Designation of Series A Junior
                Participating Preferred Stock (incorporated by reference
                to Exhibit 3.2 of the Company's Registration Statement on
                Form S-1 (Registration No. 333-29893)).
      4.4    -- Form of Senior Indenture (incorporated by reference to
                Exhibit 4.4 to Group 1's Registration Statement on Form
                S-3 (Registration No. 333-69693)).
      4.5    -- Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to Group 1's Registration Statement on
                Form S-3 (Registration No. 333-69693)).
      4.6    -- Form of Senior Debt Securities (included in Exhibit 4.4).
      4.7    -- Form of Subordinated Debt Securities (included in Exhibit
                4.5).
      4.8    -- Rights Agreement between the Company and ChaseMellon
                Shareholders Services, L.L.C., as rights agent dated
                October 3, 1997 (incorporated by reference to Exhibit
                10.10 of the Company's Registration Statement on Form S-1
                (Registration No. 333-29893)).
      4.9    -- Third Amended and Restated Revolving Credit Agreement
                Among the Company, its Subsidiary Borrowers and the banks
                listed therein dated May 12, 1999 (incorporated by
                reference to Exhibit 10.1 of the Company's Current Report
                on Form 8-K filed May 25, 1999).
     *4.10   -- Form of Depositary Agreement.
     *4.11   -- Form of Depositary Receipt.
    **5.1    -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
  ***12.1    -- Computation of Ratio of Earnings to Fixed Charges.
  ***23.1    -- Consent of Arthur Andersen LLP.
   **23.2    -- Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).
     24.1    -- Powers of attorney (included in the signature page of
                this Registration Statement).
 ****25.1    -- Form T-1 Statement of Eligibility of Trustee under the
                Senior Indenture.
 ****25.2    -- Form T-1 Statement of Eligibility of Trustee under the
                Subordinated Indenture.


---------------
   * To be filed as an exhibit to a Current Report on Form 8-K.
  ** Previously filed.
 *** Filed herewith.
**** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.